Exhibit 99.1

Nine Energy Service Announces First Quarter 2025 Results

•	Increased revenue ~6% quarter over quarter, despite the average Q1 US rig count remaining flat

•	Sequential quarterly net loss improved and decreased by ~20% for the first quarter of 2025

•	Sequential quarterly adjusted EBITDAA increased by ~17% for the first quarter of 2025

•	Revenue, net loss and adjusted EBITDA of $150.5 million, $(7.1) million and $16.5 million, respectively, for the first quarter of 2025

•	Total liquidity as of March 31, 2025 of $53.8 million

•	On May 1, 2025, closed on a new $125 million senior secured ABL revolving credit facility

HOUSTON – Nine Energy Service, Inc. (“Nine” or the “Company”) (NYSE: NINE) reported first quarter 2025 revenues of $150.5 million, net loss of $(7.1) million, or $(0.18) per diluted share and $(0.18) per basic share, and adjusted EBITDA of $16.5 million. The Company had provided original first quarter 2025 revenue guidance between $146.0 and $152.0 million, with actual results in the upper end of the provided range.

“Despite the average US rig count remaining flat quarter over quarter, we increased our revenue by approximately 6%, with revenue coming in the upper end of the originally provided guidance,” said Ann Fox, President and Chief Executive Officer, Nine Energy Service.

“We had a strong quarter relative to the market as we continued to execute our strategy of market share gains and cost reductions. Despite a flat US rig count in Q1, we were able to grow revenue and profitability, which were driven once again by activity increases in cementing, where we increased revenue quarter over quarter by approximately 4%. Additionally, we did not have the negative impacts of holiday, weather and budget exhaustion we saw in Q4, resulting in more efficient operations and less white space. This was most evident in our coiled tubing division where we were able to increase revenue by approximately 16% quarter over quarter. I am extremely proud of our team’s ability to simultaneously grow revenue and reduce costs, enabling us to organically increase profitability.”

“We recently closed on our new $125 million asset-based revolving credit facility which immediately improves our liquidity and extended our revolving credit maturity. This new facility increases our financial flexibility, and we are confident that it will help drive value for the Company and our shareholders moving forward.”

“The recent decline in oil prices, in conjunction with increased costs due to tariffs, has created uncertainty for the energy industry and the timing and totality of these impacts are still unknown. We have begun to see some activity declines, as well as pricing pressure, specifically in the Permian Basin following the decline in oil prices. Things can change quickly, but with what we know today, we anticipate Q2 revenue and earnings will be down compared to Q1.”

“This team has navigated uncertainty before, and we are prepared to pivot with market changes. We are ready to capitalize on any potential market growth in the natural gas levered basins, and our diversity in geography and commodities remain an important differentiator for Nine. We will continue to focus on executing our strategy, the development of our technology and maintaining excellent service quality and execution at the wellsite.”

Operating Results

During the first quarter of 2025, the Company reported revenues of $150.5 million, gross profit of $19.5 million and adjusted gross profitB of $28.0 million. During the first quarter, the Company generated ROIC of (10.9)% and adjusted ROICC of 8.8%.

During the first quarter of 2025, the Company reported general and administrative (“G&A”) expense of $13.3 million. Depreciation and amortization expense (“D&A”) in the first quarter of 2025 was $8.6 million.

The Company’s tax provision was approximately $0.1 million for the first quarter of 2025. The provision for 2025 is the result of the Company’s tax position in state and non-U.S. tax jurisdictions.

Liquidity and Capital Expenditures

During the first quarter of 2025, the Company reported net cash used in operating activities of $(5.3) million. Capital expenditures totaled $4.3 million during the first quarter of 2025. The Company’s full-year 2025 capex guidance is unchanged at $15 to $25 million.

As of March 31, 2025, Nine’s cash and cash equivalents were $17.3 million, and the Company had $36.5 million of availability under the revolving credit facility, resulting in a total liquidity position of $53.8 million as of March 31, 2025. On March 31, 2025, the Company had $47.0 million of borrowings under the revolving credit facility.

On May 1, 2025, the Company closed on a new revolving credit facility with White Oak Commercial Finance. The new credit agreement provides for an asset-based revolving credit facility with lender commitments of $125 million (the “maximum revolving facility amount”) and an uncommitted accordion of up to $50 million. Borrowings under the new revolving credit facility will mature on the earlier of (i) May 1, 2028 and (ii) the date that is 91 days prior to the maturity date of the Company’s senior secured notes. The outstanding balance of the borrowings under the new revolving credit facility may not exceed in the aggregate at any time the lesser of (i) the maximum revolving facility amount reduced by certain customary reserves and (ii) the borrowing base, which is calculated on the basis of eligible accounts and inventory. The new revolving credit facility refinanced and replaced the Company’s previous revolving credit facility, which would have matured in January 2027. A summary of the terms of the new revolving credit facility are contained within the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 7, 2025, and a supplemental presentation relating to the new revolving credit facility can be found on the Investor Relations section of the Company’s website.

As per the terms of the indenture governing Nine’s senior secured notes, the Company is required to periodically offer to repurchase such notes with a portion of any Excess Cash Flow, as defined in the indenture. Nine did not generate any Excess Cash Flow in the most recently ended two fiscal quarters (the six-month period ended March 31, 2025). As a result, no Excess Cash Flow offer will be made to noteholders this month.

During the first quarter of 2025, the Company did not sell any shares of common stock under its at-the-market equity offering program.

ABCSee end of press release for definitions of these non-GAAP measures. These measures are intended to provide additional information only and should not be considered as alternatives to, or more meaningful than, net income (loss), gross profit or any other measure determined in accordance with GAAP. Certain items excluded from these measures are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets. Our computation of these measures may not be comparable to other similarly titled measures of other companies.

Conference Call Information

The call is scheduled for Thursday, May 8, 2025, at 9:00 am Central Time. Participants may join the live conference call by dialing U.S. (Toll Free): (877) 524-8416 or International: (412) 902-1028 and asking for the “Nine Energy Service Earnings Call”. Participants are encouraged to dial into the conference call ten to fifteen minutes before the scheduled start time to avoid any delays entering the earnings call.

For those who cannot listen to the live call, a telephonic replay of the call will be available through May 22, 2025 and may be accessed by dialing U.S. (Toll Free): (877) 660-6853 or International: (201) 612-7415 and entering the passcode of 13751414.

About Nine Energy Service

Nine Energy Service is an oilfield services company that offers completion solutions within North America and abroad. The Company brings years of experience with a deep commitment to serving clients with smarter, customized solutions and world-class resources that drive efficiencies. Serving the global oil and gas industry, Nine continues to differentiate itself through superior service quality, wellsite execution and cutting-edge technology. Nine is headquartered in Houston, Texas with operating facilities in the Permian, Eagle Ford, Haynesville, SCOOP/STACK, Niobrara, Barnett, Bakken, Marcellus, Utica and Canada.

For more information on the Company, please visit Nine’s website at nineenergyservice.com.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. Forward-looking statements also include statements that refer to or are based on projections, uncertain events or assumptions. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, the level of capital spending and well completions by the onshore oil and natural gas industry, which may be affected by geopolitical and economic developments in the U.S. and globally, including conflicts, instability, acts of war or terrorism in oil producing countries or regions, particularly Russia, the Middle East, South America and Africa, as well as actions by members of the Organization of the Petroleum Exporting Countries and other oil exporting nations; general economic conditions and inflation, particularly, cost inflation with labor or materials; the effects of tariffs and other trade measures on the Company’s business and on the onshore oil and natural gas industry generally; equipment and supply chain constraints; the Company’s ability to attract and retain key employees, technical personnel and other skilled and qualified workers; the Company’s ability to maintain existing prices or implement price increases on our products and services; pricing pressures, reduced sales, or reduced market share as a result of intense competition in the markets for the Company’s dissolvable plug products; conditions inherent in the oilfield services industry, such as equipment defects, liabilities arising from accidents or damage involving our fleet of trucks or other equipment, explosions and uncontrollable flows of gas or well fluids, and loss of well control; the Company’s ability to implement and commercialize new technologies, services and tools; the Company’s ability to grow its completion tool business domestically and internationally; the adequacy of the Company’s capital resources and liquidity, including the ability to meet its debt obligations; the Company’s ability to manage capital expenditures; the Company’s ability to accurately predict customer demand, including that of its international customers; the loss of, or interruption or delay in operations by, one or more significant customers, including certain of the Company’s customers outside of the United States; the loss of or interruption in operations of one or more key suppliers; the incurrence of significant costs and liabilities resulting from litigation; cybersecurity risks; changes in laws or regulations regarding issues of health, safety and protection of the environment; and other factors described in the “Risk Factors” and “Business” sections of the Company’s most recently filed Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

Nine Energy Service Investor Contact:

Heather Schmidt

Senior Vice President, Strategic Development and Investor Relations

(281) 730-5113

investors@nineenergyservice.com

NINE ENERGY SERVICE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

	Three Months Ended
	March 31, 2025	December 31, 2024
Revenues	$150,466	$141,426
Cost and expenses
Cost of revenues (exclusive of depreciation and amortization shown separately below)	122,470	115,224
General and administrative expenses	13,263	14,185
Depreciation	5,837	6,032
Amortization of intangibles	2,796	2,795
Loss (gain) on revaluation of contingent liability	25	(87)
Loss (gain) on sale of property and equipment	446	(229)

Income from operations	5,629	3,506
Interest expense	12,876	12,868
Interest income	(139)	(189)
Other income	(162)	(162)

Loss before income taxes	(6,946)	(9,011)
Provision (benefit) for income taxes	115	(168)

Net loss	$(7,061)	$(8,843)
Loss per share
Basic	$(0.18)	$(0.22)
Diluted	$(0.18)	$(0.22)
Weighted average shares outstanding
Basic	40,164,443	40,104,614
Diluted	40,164,443	40,104,614
Other comprehensive loss (income), net of tax
Foreign currency translation adjustments, net of tax of $0 and $0	$262	$(381)

Total other comprehensive income (loss), net of tax	262	(381)

Total comprehensive loss	$(6,799)	$(9,224)

NINE ENERGY SERVICE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)
(Unaudited)

	March 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$17,275	$27,880
Accounts receivable, net	95,115	81,157
Income taxes receivable	185	284
Inventories, net	51,186	50,781
Prepaid expenses	9,159	9,982
Other current assets	1,657	380

Total current assets	174,577	170,464
Property and equipment, net	68,562	70,518
Operating lease right of use assets, net	37,064	37,252
Finance lease right of use assets, net	50	29
Intangible assets, net	76,450	79,246
Other long-term assets	2,478	2,567

Total assets	$359,181	$360,076

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$46,493	$36,052
Accrued expenses	25,156	30,676
Current portion of long-term debt	2,260	3,580
Current portion of operating lease obligations	12,086	11,216
Current portion of finance lease obligations	34	21

Total current liabilities	86,029	81,545
Long-term liabilities
Long-term debt	319,137	317,264
Long-term operating lease obligations	25,588	26,710
Other long-term liabilities	540	621

Total liabilities	431,294	426,140

Stockholders’ equity (deficit)
Common stock (120,000,000 shares authorized at $.01 par value; 42,348,643 and 42,348,643 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively)	423	423
Additional paid-in capital	806,981	806,231
Accumulated other comprehensive loss	(5,144)	(5,406)
Accumulated deficit	(874,373)	(867,312)

Total stockholders’ equity (deficit)	(72,113)	(66,064)

Total liabilities and stockholders’ equity (deficit)	$359,181	$360,076

NINE ENERGY SERVICE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Three Months Ended
	March 31, 2025	December 31, 2024
Cash flows from operating activities
Net loss	$(7,061)	$(8,843)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Depreciation	5,837	6,032
Amortization of intangibles	2,796	2,795
Amortization of deferred financing costs	2,087	2,010
Amortization of operating leases	3,418	3,308
Provision for doubtful accounts	34	69
Provision for inventory obsolescence	611	751
Stock-based compensation expense	750	721
Loss (gain) on sale of property and equipment	446	(229)
Loss (gain) on revaluation of contingent liability	25	(87)
Changes in operating assets and liabilities, net of effects from acquisitions
Accounts receivable, net	(13,967)	(1,527)
Inventories, net	(928)	4,106
Prepaid expenses and other current assets	(448)	(4,580)
Accounts payable and accrued expenses	4,699	13,869
Income taxes receivable/payable	98	336
Operating lease obligations	(3,372)	(3,267)
Other assets and liabilities	(302)	(476)

Net cash (used in) provided by operating activities	(5,277)	14,988

Cash flows from investing activities
Proceeds from sales of property and equipment	—	233
Purchases of property and equipment	(3,981)	(3,235)

Net cash used in investing activities	(3,981)	(3,002)

Cash flows from financing activities
Proceeds from revolving credit facility	4,000	—
Payments on revolving credit facility	(4,000)	(3,000)
Proceeds from short-term debt	—	5,762
Payments of short-term debt	(1,320)	(2,182)
Principal payments on finance leases	(13)	(9)
Payments of contingent liability	(223)	(138)

Net cash (used in) provided by financing activities	(1,556)	433

Impact of foreign currency exchange on cash	209	(191)

Net (decrease) increase in cash and cash equivalents	(10,605)	12,228
Cash and cash equivalents
Beginning of period	27,880	15,652

End of period	$17,275	$27,880

NINE ENERGY SERVICE, INC.
RECONCILIATION OF ADJUSTED EBITDA
(In Thousands)
(Unaudited)

	Three Months Ended
	March 31, 2025	December 31, 2024
Net loss	$(7,061)	$(8,843)
Interest expense	12,876	12,868
Interest income	(139)	(189)
Depreciation	5,837	6,032
Amortization of intangibles	2,796	2,795
Provision (benefit) for income taxes	115	(168)

EBITDA	$14,424	$12,495

Loss (gain) on revaluation of contingent liability (1)	25	(87)
Restructuring charges	—	182
Stock-based compensation	750	721
Cash award expense	892	1,067
Loss (gain) on sale of property and equipment	446	(229)

Adjusted EBITDA	$16,537	$14,149

(1)	Amounts relate to the revaluation of contingent liability associated with a 2018 acquisition.

NINE ENERGY SERVICE, INC.
RECONCILIATION AND CALCULATION OF ADJUSTED ROIC
(In Thousands)
(Unaudited)

	Three Months Ended
	March 31, 2025	December 31, 2024
Net loss	$(7,061)	$(8,843)
Add back:
Interest expense	12,876	12,868
Interest income	(139)	(189)
Restructuring charges	—	182

Adjusted after-tax net operating income	$5,676	$4,018

Total capital as of prior period-end:
Total stockholders’ deficit	$(66,064)	$(57,561)
Total debt	350,580	350,000
Less: cash and cash equivalents	(27,880)	(15,652)

Total capital as of prior period-end:	$256,636	$276,787

Total capital as of period-end:
Total stockholders’ deficit	$(72,113)	$(66,064)
Total debt	349,260	350,580
Less: cash and cash equivalents	(17,275)	(27,880)

Total capital as of period-end:	$259,872	$256,636

Average total capital	$258,254	$266,712

ROIC	-10.9%	-13.3%
Adjusted ROIC	8.8%	6.0%

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ADJUSTED GROSS PROFIT (LOSS)

(In Thousands)

(Unaudited)

	Three Months Ended
	March 31, 2025	December 31, 2024
Calculation of gross profit:
Revenues	$150,466	$141,426
Cost of revenues (exclusive of depreciation and amortization shown separately below)	122,470	115,224
Depreciation (related to cost of revenues)	5,723	6,902
Amortization of intangibles	2,796	2,795

Gross profit	$19,477	$16,505

Adjusted gross profit reconciliation:
Gross profit	$19,477	$16,505
Depreciation (related to cost of revenues)	5,723	6,902
Amortization of intangibles	2,796	2,795

Adjusted gross profit	$27,996	$26,202

NINE ENERGY SERVICE, INC.

EXCESS CASH FLOW CALCULATION

(In Thousands)

(Unaudited)

March 31, 2025
Net cash provided by operating activities (1)	$9,711
Repurchases of common stock in connection with stock-based employee compensation	—
Capital expenditures used or useful in a Permitted Business:
Purchases of property and equipment	(7,216)
Proceeds from sales of property and equipment	233
Repayments of ABL Obligations	1,139
Charges in respect of finance lease obligations	(22)
Debt issuance costs	—
Payments on short-term debt	(3,502)
Impact of foreign exchange rate on cash	18
Contingent liability payments	(361)

Excess Cash Flow	$—
Excess Cash Flow %	75%
Excess Cash Flow Amount	$—

(1)

Amount consists of the Company’s consolidated operating cash flow, determined in accordance with GAAP, for the fiscal quarter ended December 31, 2024 ($15.0 million of net cash provided by operating activities) and for the fiscal quarter ended March 31, 2025 ($5.3 million of net cash used in operating activities).

See the definition of Excess Cash Flow included in the Indenture filed as Exhibit 4.2 to the Current Report on Form 8-K filed February 1, 2023.

AAdjusted EBITDA is defined as EBITDA (which is net income (loss) before interest, taxes, and depreciation and amortization) further adjusted for (i) goodwill, intangible asset, and/or property and equipment impairment charges, (ii) transaction and integration costs related to acquisitions, (iii) loss or gain on revaluation of contingent liabilities, (iv) loss or gain on the extinguishment of debt, (v) loss or gain on the sale of subsidiaries, (vi) restructuring charges, (vii) stock-based compensation and cash award expense, (viii) loss or gain on sale of property and equipment, and (ix) other expenses or charges to exclude certain items which we believe are not reflective of ongoing performance of our business, such as legal expenses and settlement costs related to litigation outside the ordinary course of business. Management believes adjusted EBITDA provides useful information to us and our investors regarding our financial condition and results of operations because it allows us and them to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure and helps identify underlying trends in our operations that could otherwise be distorted by the effect of impairments, acquisitions and dispositions and costs that are not reflective of the ongoing performance of our business.

BAdjusted gross profit (loss) is defined as revenues less cost of revenues excluding depreciation and amortization. This measure differs from the GAAP definition of gross profit (loss) because we do not include the impact of depreciation and amortization, which represent non-cash expenses. Our management believes adjusted gross profit (loss) provides useful information to us and our investors regarding our financial condition and results of operation and helps management evaluate our operating performance by eliminating the impact of depreciation and amortization, which we do not consider indicative of our core operating performance.

CAdjusted return on invested capital (“adjusted ROIC”) is defined as adjusted after-tax net operating profit (loss), divided by average total capital. We define adjusted after-tax net operating profit (loss), which is a non-GAAP measure, as net income (loss) plus (i) goodwill, intangible asset, and/or property and equipment impairment charges, (ii) transaction and integration costs related to acquisitions, (iii) interest expense (income), (iv) restructuring charges, (v) loss (gain) on the sale of subsidiaries, (vi) loss (gain) on extinguishment of debt, and (vii) the provision (benefit) for deferred income taxes. We define total capital as book value of equity (deficit) plus the book value of debt less balance sheet cash and cash equivalents. We compute and use the average of the current and prior period-end total capital in determining adjusted ROIC. Management believes adjusted ROIC provides useful information to us and our investors regarding our financial condition and results of operations because it quantifies how well we generate operating income relative to the capital we have invested in our business and illustrates the profitability of a business or project taking into account the capital invested, and management uses adjusted ROIC to assist them in capital resource allocation decisions and in evaluating business performance.